EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-109048) and Forms S-8 (No. 33-60149, No. 33-60147, No. 33-24553, No. 33-6150 and No. 33-44881) of Church & Dwight Co.,
Inc. of our report dated December 16, 2003 relating to the financial statements of the Oral Care Business of Unilever Home & Personal Care North America, which appears in the Current Report on Form 8-K/A of Church & Dwight Co., Inc. dated January 2, 2004.



PricewaterhouseCoopers LLP
Stamford, CT
January 2, 2004